                                                                    EXHIBIT 99.3
 Mortgages Payable

  Mortgages payable at December 31, 1998 consisted of the following (dollar amounts in thousands):

                                                                                                            Principal Balance at
                                            Effective      Scheduled       Periodic         Balloon             December 31,
                                             Interest       Maturity       Payment        Payment Due     -------------------------
Community                                    Rate (1)         Date          Terms         at Maturity         1998          1997
----------------                          -----------    ------------   -----------    ----------------   -----------   ------------

Conventional fixed rate:
 La Tierra at the Lakes...................    N/A%           12/01/98        (2)          $     N/A        $      -       $ 25,560
 Fairwood Landing.........................    8.75           12/21/99        (2)              5,501           5,621          5,730
 Greenpointe..............................     N/A           03/01/00        (3)                N/A               -          3,574
 Mountain Shadow..........................     N/A           03/01/00        (3)                N/A               -          3,282
 Sunterra.................................     N/A           03/01/00        (3)                N/A               -          7,991
 Brompton Court...........................     N/A           09/01/00        (3)                N/A               -         14,074
 Country Place Village I..................    6.71           11/01/00        (2)              1,849           1,967              -
 Cameron Hidden Harbor....................    6.86           05/12/01        (2)              4,869           5,475              -
 Marina Lakes.............................     N/A           07/19/01        (3)                N/A               -         13,338
 Treat Commons............................     N/A           09/14/01        (3)                N/A               -          7,070
 El Dorado Hills..........................     N/A           10/01/02        (3)                N/A               -         16,549
 Knoxbridge...............................    7.63           07/01/03        (2)             14,741          15,650              -
 Cameron at Hickory Grove.................    7.09           07/10/03        (2)              5,556           6,187              -
 Shadowbluff..............................    7.10           12/01/05        (2)              4,926           5,835              -
 Victorian Village........................    7.63           02/10/06        (4)              6,600           8,020              -
 Cameron Palm Harbor......................    7.10           11/01/06        (2)              4,661           5,622              -
 Ashton Place.............................    8.25           10/01/23        (5)                N/A          46,204         46,795
 Cameron on the Cahaba II.................    7.67           03/01/29        (5)                N/A           8,007              -
                                                                                                      -------------   ------------
                                                                                                            108,588        143,963
                                                                                                      -------------   ------------
Tax-exempt fixed rate(6):
 Cherry Creek.............................    8.03           11/01/01        (7)              2,780           3,598          3,750
 Cameron Station..........................    5.81           05/01/07        (2)             12,563          15,352              -
 Redwood Shores...........................    5.74           10/01/08        (2)             16,820          24,280         24,770
 Cloverland...............................    7.35           03/01/10        (2)              3,273           4,178          4,229
 The Crossroads...........................    6.66           12/15/18        (8)              4,435           4,435          4,435
 Carrington Place.........................    7.93           04/01/19        (5)                N/A           3,444          3,510
 Eden Commons.............................    7.88           03/01/25        (5)                N/A           6,317              -
                                                                                                      -------------   ------------
                                                                                                             61,604         40,694
                                                                                                      -------------   ------------
Tax-exempt floating rate(6):
 River Meadows............................    4.35           10/01/05        (9)             10,000          10,000         10,000
 Seascape.................................    4.37           12/01/05        (9)             15,115          15,115              -
 Apple Creek..............................     N/A           09/01/07        (3)                N/A               -         11,100
 Amberwood at Bellevue....................    4.79           07/01/13       (10)              3,702           5,102              -
 La Jolla Point...........................    4.48           08/01/14        (2)             13,232          21,200         21,400
 Oakridge.................................    4.59           06/01/15        (2)             10,650          13,050              -
 Le Club..................................    4.43           11/01/15        (9)             21,700          21,700         21,700
 Carmel Del Mar...........................    4.43           12/01/15        (9)             13,608          13,608              -
 Azalea Park..............................    4.41           06/01/25        (5)                N/A          15,179              -
 Cameron Brook............................    4.40           06/01/25        (5)                N/A          18,950              -
 Cameron Cove.............................    4.52           06/01/25        (5)                N/A           8,259              -
 Clairmont Crest..........................    4.40           06/01/25        (5)                N/A          11,273              -
 Forestwood...............................    4.42           06/01/25        (5)                N/A          11,158              -
 Foxbridge on the Bay.....................    4.43           06/01/25        (5)                N/A          10,109              -
 Cameron Greens...........................    4.29           06/01/25        (5)                N/A          10,107              -
 Parrot's Landing I.......................    4.50           06/01/25        (5)                N/A          15,386              -
 Winters Creek............................    4.52           06/01/25        (5)                N/A           4,880              -
 Fox Creek................................    4.75           08/15/27       (11)                N/A           4,240          4,240
                                                                                                      -------------   ------------
                                                                                                            209,316         68,440
                                                                                                      -------------   ------------

                                                                    EXHIBIT 99.3

Other:
 Las Flores(12)...........................      8.84        06/01/24            (5)       N/A             $  5,726        $  5,794
 Mello-Roos bonds(13).....................      5.65         Various            (5)       N/A               22,929           6,761
                                                                                                     -------------   -------------
                                                                                                            28,655          12,555
                                                                                                     -------------   -------------
 Fannie Mae Secured Debt(14)..............      6.12        01/01/06           (15)   268,450              268,450               -
                                          ----------                                                 -------------   -------------
   Total/Average..........................      5.91%                                                     $676,613        $265,652
                                          ==========                                                 =============   =============

(1) Represents the effective interest rate, including loan cost amortization and other ongoing fees and expenses.
(2)  Regular amortization with a balloon payment due at maturity.
(3) Mortgage was prepaid by Archstone or assumed by the buyer upon disposition of the community.
(4) Apartment community has two notes; one note is interest only with a balloon payment of $6.6 million and the second note is fully amortizing.
(5)  Fully amortizing.
(6) Tax-exempt effective interest rates include credit enhancement and other bond-related costs, where applicable.
(7)  Tax-exempt nominal rate is 6.13%, 6.27%, 6.37 % and 6.47% for 1998, 1999,
     2000 and 2001, respectively.
(8) Semi-annual payments are interest only until December 2003 at 5.4%, at which time the interest rate is adjusted to the current market rate.
(9) Payments are interest only until maturity and the interest rate is adjusted weekly or monthly.
(10) Requires annual principal payments of $100,000 each year until maturity.
(11) Payments are interest only until August 2007, at which time monthly principal and interest payments commence in an amount sufficient to amortize the balance over the remaining term.
(12) The bonds consist of $4.5 million Series A tax-exempt fixed rate bonds and $1.7 million Series B taxable fixed rate bonds. The bonds are guaranteed by the GNMA mortgage-backed securities program.
(13) Primarily represents bonded indebtedness associated with improvements to public facilities and infrastructure in certain California taxing jurisdictions known as "Mello-Roos districts." The bonds have a weighted-average rate of 5.65% and mature at dates ranging from 2007 to 2027.
(14) The following apartment communities secure the Fannie Mae Secured Debt:
     Canyon Creek, Pebble Cove, The Remington, Hunters' Run I & II, Monterey Ranch II, Legacy Heights, Memorial Heights I & II, Miralago I, Scottsdale Greens, Cameron Creek, Cameron Landing, Cameron Pointe, Cameron Matthews, 52 Magnolia, Waterford Point and Oaks at Fair Lakes.
(15) In connection with the closing of the $268.5 million Fannie Mae Secured Debt agreement in December 1998, Archstone entered into an interest rate cap agreement on December 30, 1998 with a notional amount aggregating $118.5 million, which capped this portion of the debt at an effective interest rate of 6.9% through December 2002. The actual floating effective interest rate on the $118.5 million was 5.9% at December 31, 1998. Additionally, Archstone entered into an interest rate swap agreement in January 1999 for the remaining $150.0 million, which effectively provides for a fixed interest rate of 6.3% until maturity in 2006.